EXHIBIT 11.  Earnings Per Share Schedule

      Calculation of net income under the modified treasury stock method:

                                                                 THREE          NINE
                                                                 MONTHS        MONTHS
                                                               ----------    ----------
        Primary
                       Average common stock outstanding         6,395,867     5,106,537
                       Common stock equivalents                 1,148,500     1,148,500
                                                               ----------    ----------
                                                                7,544,367     6,255,037
                                                               ==========    ==========

                      Net income applicable to common stock    $  848,336    $1,371,541
                      Assumed interest expense reduction               18        61,671
                                                               ----------    ----------
                                                               $  848,354    $1,433,212
                                                               ==========    ==========

                          Net income per share                 $      .11    $      .23
                                                               ==========    ==========

        Fully diluted
                       Average common stock outstanding         6,401,690     6,055,537
                       Preferred stock                             18,750        18,750
                       Common stock equivalents                 1,185,681     1,185,681
                                                               ----------    ----------
                                                                7,606,121     7,259,968
                                                               ==========    ==========

                      Net income applicable to common stock    $  848,336    $1,371,541
                      Preferred stock dividends                     1,291        90,135
                      Assumed interest expense reduction             --            --
                                                               ----------    ----------

                                                               $  849,627    $1,461,676
                                                               ==========    ==========

                          Net income per share                 $      .11    $      .20
                                                               ==========    ==========